Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter and Full-Year 2010 Results

AUSTIN, Texas--(BUSINESS WIRE)--January 27, 2011--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the fourth quarter and fiscal year ended December 31, 2010.

Highlights for the fourth quarter and calendar year include:

  Net sales of $1.18 billion for the fourth quarter;
  Net sales of $4.46 billion for fiscal year 2010;
  Trailing twelve month Adjusted EBITDA of $1.15 billion;
  Cash and cash equivalents of $1.04 billion at December 31, 2010.

“Our fourth quarter results cap off a solid performance in 2010 with revenue growth, margin expansion and record design wins,” said Rich Beyer, chairman and CEO. “The momentum we saw throughout the year positions us for continued improvement in 2011.”

Operating Results

Net sales for the fourth quarter of 2010 were $1.18 billion, compared to $1.15 billion in the third quarter of 2010 and $951 million in the fourth quarter last year. Net sales for calendar year 2010 were $4.46 billion, compared to $3.51 billion in calendar year 2009.

Income from operations for the three months ended December 31, 2010 was $17 million, compared to $1 million in the third quarter of 2010 and a loss of $261 million in the fourth quarter of 2009. Income from operations for calendar year 2010 was a loss of $61 million compared to a loss of $1.22 billion in calendar year 2009.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2010, were $177 million compared to earnings of $158 million in the third quarter of 2010 and $59 million in the fourth quarter of 2009. Adjusted operating earnings for calendar year 2010 were $566 million compared to a loss of $144 million in calendar year 2009.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) was $280 million for the fourth quarter of 2010, compared to $253 million in the third quarter of 2010 and $168 million in the fourth quarter of 2009. EBITDA for calendar year 2010 was $957 million compared to $304 million in calendar year 2009.

Descriptions of adjusted gross margin, EBITDA, Adjusted EBITDA and adjusted operating earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the fourth quarter and full year 2010 are as follows:

  Microcontroller net sales were $415 million in the fourth quarter of 2010, compared to $418 million in the third quarter of 2010 and $333 million in the fourth quarter of 2009. Microcontroller net sales for calendar 2010 were $1.59 billion compared to $1.11 billion in calendar year 2009.
  RF, Analog and Sensor net sales were $285 million in the fourth quarter of 2010, compared to $272 million in the third quarter of 2010 and $221 million in the fourth quarter of 2009. RF, Analog and Sensor net sales for calendar year 2010 were $1.06 billion compared to $814 million in calendar year 2009.
  Networking and Multimedia net sales were $338 million in the fourth quarter of 2010, compared to $338 million in the third quarter of 2010 and $251 million in the fourth quarter of 2009. Networking and Multimedia net sales for calendar year 2010 were $1.23 billion compared to $929 million in calendar year 2009.
  Cellular net sales were $111 million in the fourth quarter of 2010, compared to $90 million in the third quarter of 2010 and $116 million in the fourth quarter of 2009. Cellular net sales for calendar year 2010 were $455 million compared to $471 million in calendar year 2009.
  Other net sales were $33 million in the fourth quarter of 2010 compared to $30 million in the third quarter of 2010 and $30 million in the fourth quarter of 2009. Other net sales for calendar year 2010 were $120 million, compared to $180 million in calendar year 2009.

Financial Position

Cash and cash equivalents were $1.04 billion at December 31, 2010, inclusive of interest payments, bond repurchases and capital expenditures.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Time on January 27, 2011. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com.

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2011.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	October 1,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Net sales	$1,182	$1,148	$951	$4,458	$3,508
Cost of sales	718	706	642	2,768	2,563
Gross margin	464	442	309	1,690	945
Selling, general and administrative	131	126	117	502	499
Research and development	200	201	185	782	833
Amortization expense for acquired intangible assets	104	121	120	467	486
Reorganization of businesses, contract settlement and other	12	(7)	148	-	345
Operating income (loss)	17	1	(261)	(61)	(1,218)
Gain (loss) on extinguishment or modification of long-term debt, net	-	(9)	7	(417)	2,296
Other expense, net	(145)	(148)	(131)	(600)	(576)
Income (loss) before income taxes	(128)	(156)	(385)	(1,078)	502
Income tax benefit	(26)	-	(271)	(25)	(246)
Net income (loss)	$(102)	$(156)	$(114)	$(1,053)	$748

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	October 1,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Adjusted gross margin	$507	$484	$358	$1,846	$1,173
Incremental depreciation and amortization expense	43	42	49	156	228
Gross margin	$464	$442	$309	$1,690	$945

Adjusted operating earnings (loss)	$177	$158	$59	$566	$(144)
Incremental depreciation and amortization expense	44	43	52	160	243
Amortization expense for acquired intangible assets	104	121	120	467	486
Reorganization of businesses, contract settlement, and other	12	(7)	148	-	345
Operating income (loss)	$17	$1	$(261)	$(61)	$(1,218)

EBITDA excluding the effects of purchase accounting and other items	$280	$253	$168	$957	$304
Reorganization of businesses, contract settlement, and other	12	(7)	148	-	345
Loss (gain) on extinguishment or modification of long-term debt, net	-	9	(7)	417	(2,296)
Fair value adjustment on interest rate swaps and caps	-	2	-	14	4
EBITDA	$268	$249	$27	$526	$2,251
Depreciation	126	122	148	488	649
Amortization*	123	139	136	533	544
Interest expense, net	147	144	128	583	556
Income tax benefit	(26)	-	(271)	(25)	(246)
Net income (loss)	$(102)	$(156)	$(114)	$(1,053)	$748

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

Note 1: Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses, contract settlement, and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP). Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended			Twelve Months Ended
	December 31,	October 1,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Microcontroller (a)	$415	$418	$333	$1,594	$1,114
Cellular (b)	111	90	116	455	471
Networking and Multimedia (c)	338	338	251	1,233	929
RF, Analog and Sensors (d)	285	272	221	1,056	814
Other (e)	33	30	30	120	180
	$1,182	$1,148	$951	$4,458	$3,508

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensors incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Twelve months ended December 31, 2010

Net loss	$(1,053)
Interest expense, net	583
Income tax benefit	(25)
Depreciation and amortization*	1,021
EBITDA	$526
Non-cash stock-based employee compensation (1)	28
Other non-cash charges (2)	7
Extinguishment or modification of long-term debt and reorganization of business (3)	417
Cost savings (4)	126
Other defined terms (5)	43
Adjusted EBITDA	$1,147

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of FASB ASC 718, Compensation--Stock Compensation.

(2) Reflects the non-cash charges related to impairments of strategic investments, property, plant, and equipment, and other non-cash items.

(3) Reflects gains and losses on extinguishments and modifications of our long-term debt, and charges incurred under our Reorganization of Business Program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility. We believe that the presentation of Adjusted EBITDA for the twelve months ended December 31, 2010 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	December 31,	October 1,	December 31,
	2010	2010	2009
ASSETS
Cash and cash equivalents	$1,043	$1,072	$1,363
Accounts receivable, net	457	464	379
Inventory, net	732	699	606
Other current assets	260	287	335
Total current assets	2,492	2,522	2,683

Property, plant and equipment, net	1,111	1,179	1,315
Intangible assets, net	309	415	780
Other assets, net	357	332	315
Total assets	$4,269	$4,448	$5,093

LIABILITIES AND STOCKHOLDERS' DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$34	$51	$114
Accounts payable	431	464	300
Accrued liabilities and other	554	545	481
Total current liabilities	1,019	1,060	895

Long-term debt	7,582	7,589	7,430
Other liabilities	602	625	662

Stockholders' deficit	(4,934)	(4,826)	(3,894)
Total liabilities and stockholders' deficit	$4,269	$4,448	$5,093

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended			Twelve months ended
(in millions)	December 31,	October 1,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Cash flows from operations	$66	$182	$147	$394	$76

Cash flows from investing activities	$(67)	$(131)	$(51)	$(320)	$374

Cash flows from financing activities	$(25)	$(70)	$(59)	$(383)	$9

Effect of exchange rate change on cash and cash equivalents	$(3)	$27	$(8)	$(11)	$4

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com